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                                                                   EXHIBIT 10.21


                              EMPLOYMENT AGREEMENT


                 This Employment Agreement (this "Agreement") is entered into by and between Bayard Drilling Technologies, Inc., a Delaware corporation (the "Company"), and James E. Brown, a resident of Edmond, Oklahoma (the "Executive"), effective as of December 10, 1996.

                 1.       Introduction.    The Executive is currently the
President of the Company. The Company desires to continue to employ Executive and Executive desires to continue to remain in the employ of the Company. To this end, the Executive and the Company believe that an agreement is necessary and appropriate to outline the employment relationship that has existed and will continue to exist between the Company and the Executive. Therefore, the Company and the Executive intend by this Agreement to specify the terms and conditions of the Executive's employment relationship with the Company.

                 2. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company upon the terms and subject to the conditions set forth herein.

                 3.       Duties and Responsibilities.

                 (a) Subject to the power of the Board to elect and remove officers, the Executive shall serve the Company as its President and, if elected by the Board of Directors of the Company (the "Board"), its Chairman of the Board and shall perform, faithfully and diligently, the services and functions relating to such offices or otherwise reasonably incident to such offices as may be designated from time to time by the Board.

                 (b) The Executive shall, during the term of this Agreement (or any extension thereof), devote such of his time, attention, energies and business efforts to his duties as an executive of the Company as are reasonably necessary to carry out the duties specified in Section 3(a).
The Executive shall not, during the term of this Agreement (or any extension thereof), engage in any other business activity (regardless of whether such business activity is pursued for gain, profit or other pecuniary advantage) if such business activity would impair the Executive's ability to carry out his duties hereunder. This Section 3(b), however, shall not be construed to prevent the Executive from (i) investing his personal assets as a passive investor in such form or manner as will not contravene the best interests of the Company, (ii) participating in various charitable efforts, or (iii) serving as a director or member of a committee of any charitable or civic organization; provided, however, Executive will not serve as a director or member of any committee of an operating company unless such position has previously been approved in writing by the Board.
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                 4.       Compensation and Other Employee Benefits.  As
compensation for his services under the terms of this Agreement:

                 (a) The Executive shall be paid an annual salary of not less than $120,000, payable in accordance with the then current payroll policies of the Company. Such annual salary is herein referred to as the "Base Salary." The Base Salary shall be reviewed annually by the Board and shall be subject to adjustment in the sole discretion of the Board based upon a review of the performance and accomplishments of the Executive.

                 (b) If the Company's earnings before deducting interest, taxes and depreciation during any full quarterly period (commencing with the first quarter of 1997) equal or exceed the greater of (i) $1,500,000, or (ii) five percent (5%) of the sum of the Company's stockholders' equity and long-term debt (averaged on a daily basis throughout such quarterly period), then the Executive shall be eligible to receive a quarterly bonus award of $12,500 (each, a "Quarterly Bonus"). Each earned Quarterly Bonus, if any, is payable within 15 business days after the Company's unaudited financial statements for such quarterly period become available.

                 (c) The Executive will be granted non-transferrable options to purchase 100,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock"). The exercise price for the initial grant of options will be $10.00 per share of Common Stock. The options will be granted under an stock option and stock award plan (the "Stock Plan") proposed to be adopted by the Board in the near future, which plan will require that the Executive enter into an option agreement (the "Option Agreement). The Option Agreement will provide, among things, that the options, when granted, will vest in equal amounts on the first, second, third, fourth and fifth anniversary of grant, subject to continued employment by the Executive. The Option Agreement will restrict the transfer of shares of Common Stock issuable under the options. The Executive agrees to become a party to that certain Stockholders' and Voting Agreement, dated as of December 10, 1996, by and among the Company's stockholders and the Company (the "Stockholders' Agreement"), and the Common Stock issuable upon exercise of the options will be subject to the terms and conditions of the Stockholders' Agreement.

                 (d) The Executive will be granted 50,000 shares of Common Stock at the price of $5.00 per share, subject to the following terms and conditions (the "Restricted Stock"). The Restricted Stock will be granted under the Stock Plan, which plan will require the Executive to enter into a restricted stock agreement (the "Restricted Stock Agreement"). The Restricted Stock will initially be unvested (the "Unvested Shares"). The Unvested Shares will vest in equal amounts on the first, second, third, fourth and fifth anniversary of grant, subject to continued employment by the Executive and the Executive's right under certain circumstances to purchase Unvested Shares for $10.00 per share. The Company will retain the right to repurchase any or all of the Unvested Shares in the event of any termination or cessation of Executive's employment with the Company, other than by reason of a Change of Control (as defined in the Stock Plan). The Restricted Stock will be subject to the terms and conditions of the Stockholders' Agreement.



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                 (e)      Subject to the right of the Company to amend or
terminate any employee and/or group or executive benefit plan, the Executive shall be entitled to receive the following employee benefits:

                          (i) The Executive shall have the right to participate in all current or future employee and/or group welfare benefit plans of the Company that are available to its exempt salaried employees generally (including, without limitation, disability, accident, medical, life insurance and hospitalization plans) at the same level and on the same basis as other officers of the Company participate.

                          (ii) The Executive shall have the right to participate in all future executive benefit plans of the Company, including, without limitation, any pension or retirement plan that may hereafter be established, all in accordance with the Company's regular practices with respect to its officers.

                          (iii)   The Executive shall be entitled to
         reimbursement from the Company for reasonable out-of-pocket business expenses incurred by him in the course of the performance of his duties during the term of this Agreement, subject to receipt of appropriate supporting documentation.

                          (iv) The Company will reimburse the Executive all dues and fees required to be paid by a regular member of the Oak Tree Country Club located in Edmond, Oklahoma, upon submission of appropriate supporting documentation. Upon termination of the Executive's employment for any reason, the Company shall have no further obligation to reimburse such dues and fees from and after the date of such termination.

                          (v) The Executive shall be entitled to such vacation, holidays and other paid or unpaid leaves of absence as are consistent with the Company's normal policies or as are otherwise approved by the Board.

                          (vi) The Executive shall be entitled to the exclusive use of a Company automobile, selected by Executive but subject to the Company's approval, and the Company will pay all costs and expenses necessary to operate, maintain and repair such automobile for business purposes. The Executive will be responsible for all costs associated with personal use of the automobile. The Executive will report all costs associated with personal use of the automobile to the Company for tax purposes. The automobile will at all times remain the property of the Company and may not be sold, assigned, transferred or pledged by the Executive. Upon termination of the Executive's employment for any reason, the Executive agrees to immediately return the automobile to the Company.





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                 5.       Term.

                 (a) Subject to the earlier termination pursuant to the provisions of Section 7, the term of this Agreement shall commence on December 10, 1996 and shall end on November 30, 1998. The term of this Agreement is referred to herein as the "Employment Term."

                 (b) The term of this Agreement may be extended for additional one year periods by mutual consent of the Executive and the Board, acting on behalf of the Company.

                 6.       Competition and Confidentiality.

                 (a) If during the Employment Term (or any extension thereof), (i) the employment of the Executive is terminated pursuant to Section 7(a) or (ii) the Executive voluntarily terminates his employment pursuant to
Section 7(d), then for two years from the date of such termination or nonrenewal, as the case may be, the Executive shall not, without the prior written consent of the Board (which consent shall not be unreasonably withheld), with respect to the States of Oklahoma, Texas, New Mexico and Louisiana and any other state in which the Company owns, leases or operates assets at the time of termination or nonrenewal:

                 (i) accept employment or render service to any person, firm or corporation that is engaged in a business directly competitive with the business then engaged in by the Company or any of its affiliated companies in such states; or

                 (ii) directly or indirectly enter into or in any manner take part in or lend his name, counsel or assistance to any venture, enterprise, business or endeavor, either as proprietor, principal, investor, partner, director, officer, employee, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever, for any purpose that would be competitive with the business of the Company or any of its affiliated companies in such states; or

                 (iii) directly or indirectly solicit, sell, call upon or otherwise contact any customer of the Company or any of its affiliated companies or any person who has been in contact with the Company or such affiliated company with respect to the Company's or such affiliate's business, for the purpose of selling or providing the same or similar products or services provided or offered by the Company or its affiliate to such customers or prospective customers; or

                 (iv) directly or indirectly solicit, entice, persuade or induce any individual who presently is, or at any time during such period shall be, an employee of the Company or any of its affiliated companies or any of their respective successors, to terminate or refrain from renewing or extending his or her employment with the Company, any of its affiliated companies or any of their successors, or to be employed by or enter into a contractual





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         relationship with the Executive or any other individual, person or entity, and Executive shall not approach any employee for any such purpose or authorize or knowingly cooperate with the taking of any action by any other individual, person or entity.

                 (b) It is the desire and intent of each of the parties that the provisions of Section 6(a) shall be enforced to the fullest extent permissible under the laws and public policies applied in the State of Oklahoma. Accordingly, if any particular portion of Section 6(a) shall be adjudicated to be invalid or unenforceable, Section 6(a) shall be deemed amended to (i) reform the particular portion to provide for such maximum restrictions as will be valid and enforceable, or if that is not possible, then
(ii) delete the portion adjudicated to be invalid or unenforceable.

                 (c) During and after the Employment Term, the Executive will not divulge or appropriate for his own use or for the use of others (except during the Employment Term as required to fulfill the Executive's duties hereunder) any secret or confidential information or secret or confidential knowledge pertaining to the business of the Company obtained by the Executive in any way while he was employed by the Company. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies, unless such information, knowledge or data is or becomes public knowledge (other than by acts of the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.


                 (d) The Executive acknowledges that Sections 6(a) and (c) are expressly for the benefit of the Company, that the Company would be irreparably injured by a violation of Section 6(a) or (c), and that the Company would have no adequate remedy at law in the event of such violation.
Therefore, the Executive acknowledges and agrees that injunctive relief, specific performance or any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies to enforce compliance by the Company with Sections 6(a) and (c).

                 7.       Termination of Employment.

                 (a) For Due Cause. The Company may terminate the Executive's employment for "Due Cause" (as hereinafter defined) at any time and without prior notice, in which event this Agreement shall terminate and the Executive shall be entitled to receive (i) his Base Salary on a pro rata basis to the date of termination, and (ii) a cash payment equal to the amount of any earned but unpaid Quarterly Bonus in respect of any quarterly period ended prior to the quarter in which such termination occurs. In the event of such termination for Due Cause, all other rights and benefits the





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Executive may have under the employee and/or group or executive benefit plans and programs of the Company, generally, shall be determined in accordance with the terms and conditions of such plans and programs. The term "Due Cause" shall mean (i) habitual neglect of the Executive's duties or failure by the Executive to perform or observe any obligation of employment that is not remedied within 30 days after written notice thereof from the Board, (ii) any material breach of this Agreement, or (iii) the conviction of or a plea of guilty or nolo contendere by the Executive to a felony or misdemeanor involving fraud, embezzlement, theft or dishonesty or other criminal conduct.

                 (b) Due To Death. In the event of the death of the Executive, this Agreement shall terminate on the date of death and the estate of the Executive shall be entitled to (i) the Executive's Base Salary through the date of death, and (ii) a cash payment equal to the amount of any earned but unpaid Quarterly Bonus in respect of the quarterly period ended prior to the quarter in which his death occurs. In the event of termination due to death, all other rights and benefits the Executive (or his estate) may have under the employee and/or group or executive benefit plans and programs of the Company, generally, shall be determined in accordance with the terms and conditions of such plans and programs.

                 (c) Disability. In the event the Executive suffers a "Disability" (as hereafter defined), the Company may terminate the Executive's employment, in which event this Agreement shall terminate on "the date on which the Disability occurs" (as hereafter defined) and the Executive shall be entitled to (i) his Base Salary through the date on which the Disability occurs, and (ii) a cash payment equal to the amount of any earned but unpaid Quarterly Bonus in respect of the quarterly period ended prior to the quarter in which the Disability occurs. In the event of such termination due to a Disability, all other rights and benefits the Executive may have under the employee and/or group or executive benefit plans and programs of the Company, generally, shall continue to the extent permissible in accordance with the terms and conditions of such plans and programs for a period of one year from the date on which the Disability occurs. For purposes of this Agreement, "Disability" shall mean the inability or incapacity of the Employee for three months to perform the essential functions of the job or position with the Company described in Section 3, even with reasonable accommodation, and "the date on which the Disability occurs" shall mean the first day following such three month period. Such inability or incapacity shall be documented to the reasonable satisfaction of the Board by appropriate correspondence from physicians who are reasonably satisfactory to the Board.

                 (d) Voluntary Termination. The Executive may voluntarily terminate his employment under this Agreement at any time by providing at least 60 days' prior written notice to the Company. In such event, the Executive shall be entitled to receive (i) his Base Salary on a pro rata basis to the date of termination, and (ii) a cash payment equal to the amount of any earned but unpaid Quarterly Bonus in respect of the quarterly period ended prior to the quarter in which the termination occurs. All other rights and benefits the Executive may have under the employee and/or group or executive benefit plans and programs of the Company, generally, shall be determined in accordance with the terms and conditions of such plans and programs.





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                 (e)      Other Termination.  If the Company terminates the
employment of the Executive for any reason (other than pursuant to Sections 7(a), (c) or (f) hereof or if the Company elects not to renew this Agreement), then the Executive shall be entitled to receive (i) his Base Salary until termination of this Agreement pursuant to Section 5, payable at such times as and in accordance with the Company's payroll practices, and (ii) a cash payment equal to the amount of any earned but unpaid Quarterly Bonus in respect of the quarterly period ended prior to the quarter in which the termination occurs. All other rights and benefits the Executive may have under employee and/or group or executive benefit plans and programs of the Company, generally, shall continue to the extent permissible in accordance with the terms and conditions of such plans and programs until termination of this Agreement pursuant to
Section 5.

                 (f) Change of Control. If in the event of and as a result of a Change of Control (as defined in Section 8), the Executive is terminated without Due Cause or the Executive voluntarily elects to terminate this Agreement and his employment for any reason, then the Executive shall be entitled to receive (i) his Base Salary until termination of this Agreement pursuant to Section 5, payable at such times as and in accordance with the Company's payroll practices, and (ii) a cash payment equal to the amount of any earned but unpaid Quarterly Bonus in respect of the quarterly period ended prior to the quarter in which the termination occurs. All other rights and benefits the Executive may have under employee and/or group or executive benefit plans and programs of the Company, generally, shall continue to the extent permissible in accordance with the terms and conditions of such plans and programs until termination of this Agreement pursuant to Section 5.

                 8. Definition of Change of Control. The term "Change of Control" means the occurrence of one or more of the following events:

                 (a) In the event that the Company becomes subject to reporting under the Securities Exchange Act of 1934, as amended (the "Securities Act"), a change in control of a nature that would be required to be reported in a response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Act, or any successor regulation of similar import, whether or not the Company is then subject to such reporting requirement;

                 (b) As a result of a transaction or series of transactions, securities of the Company representing less than 50% of the combined voting power of the Company's then outstanding securities are owned, directly or indirectly, by Persons who were shareholders of the Company immediately prior to such transaction or transactions;

                 (c) A transfer of all or substantially all of the Company's assets to any Person other than an affiliate of the Company.

                  "Person" shall have the same meaning as that term is given in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to the Securities Act.





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                 9.       Indemnification.  The Company will indemnify the
Executive as provided for in the Company's Certificate of Incorporation or Bylaws for officers of the Company.

                 10. Preservation of Business; Fiduciary Responsibility. The Executive shall use his best efforts to preserve the business and organization of the Company, to keep available to the Company the services of present employees and to preserve the business relations of the Company with suppliers, distributors, customers and others. The Executive shall not commit any act, or in any way assist others to commit any act, that would injure the Company. So long as the Executive is employed by the Company, the Executive shall observe and fulfill proper standards of fiduciary responsibility attendant upon his service and office.

                 11. Notices. All notices, requests, demands and other communications given under or by reason of this Agreement shall be in writing and shall be deemed given when delivered in person, or when confirmed if delivered by telecopy or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as a party may specify by notice pursuant to this Section 11):

                 (a)      To the Company:

                          Bayard Drilling Technologies, Inc.
                          Suite 400E, Lakepoint Towers
                          4005 N. W. Expressway
                          Oklahoma City, Oklahoma 73116
                          Attn:  Board of Directors
                          Facsimile: (405) 879-3847

                 (b)      To the Executive:

                          James E. Brown
                          1600 Faircloud Drive
                          Edmond, Oklahoma  73034
                          Facsimile: (405)_________


                 12. Controlling Law and Performability. The execution, validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, excluding conflicts of laws principles.

                 13. Arbitration. The Company and the Executive desire to resolve certain disputes, controversies and claims arising out of this Agreement without litigation. Accordingly, except in the case of a suit, action or proceeding to compel either party to comply with the dispute





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resolution procedures set forth in this Section 13,  the parties agree that any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration in Oklahoma City, Oklahoma. In the proceeding, the Executive shall select one arbitrator, the Company shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator. The decision of a majority of the arbitrators shall be binding on the Executive and the Company. Should one party fail to select an arbitrator within five days after notice of the appointment of an arbitrator by the other party or should the two arbitrators selected by the Executive and the Company fail to select an arbitrator within ten days after the date of the appointment of the last of such two arbitrators, any person sitting as a Judge of the United States District Court for the Federal District of Oklahoma in which the City of Oklahoma City is then situated, upon application of the Executive or the Company, shall appoint an arbitrator to fill such space with the same force and effect as though such arbitrator had been appointed in accordance with the first sentence of this Section 13. Any arbitration proceeding pursuant to this
Section 13 shall be conducted in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

                 14. Additional Instruments. The Executive and the Company shall execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

                 15. Entire Agreement and Amendments. This Agreement (together with the Stock Plan, the Option Agreement and the Restricted Stock Agreement, upon the effectiveness thereof) contains the entire agreement of the Executive and the Company relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the Executive and the Company with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                 16. Separability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the Executive and the Company shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

                 17. Assignments. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The rights and obligations of the Executive under this Agreement are personal to the Executive, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer. This Agreement shall be binding upon the Executive and his heirs, executors, administrators, legal representatives and assigns.





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                 18.      Execution.  This Agreement may be executed in
multiple counterparts each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                 19. Waiver of Breach. The waiver by either party to this Agreement of a breach of any provision of the Agreement by the other party shall not operate or be construed as a waiver by such party of any subsequent breach by such other party.





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                 IN WITNESS WHEREOF, the Executive and the Company have
executed this Agreement effective as of the date first above written.

                                         "COMPANY"

                                         BAYARD DRILLING TECHNOLOGIES, INC.



                                         By:/s/ Carl B. Anderson
                                         -------------------------------------
                                             [Name]
                                             Acting on behalf of the Board
                                             of Directors



                                         "EXECUTIVE"



                                         /s/ James E. Brown
                                         -------------------------------------
                                           James E. Brown





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